Exhibit 99.1



         New York Community Bancorp, Inc. Sets 2006 Annual Meeting Date


     WESTBURY, N.Y.--(BUSINESS WIRE)--Feb. 27, 2006--New York Community Bancorp, Inc. (NYSE: NYB) today announced that June 7, 2006 has been established as the date of its Annual Meeting of Shareholders.
     The date of record for voting at the Annual Meeting will be April 17, 2006; proxy materials will be mailed on or about April 25, 2006.
     The leading producer of multi-family loans for portfolio in New York City, New York Community Bancorp, Inc. is the $26.3 billion holding company for New York Community Bank and New York Commercial Bank. A New York State-chartered savings bank with 139 offices serving New York City, Long Island, Westchester County, and northern New Jersey, New York Community Bank is the third largest thrift depository in the New York metropolitan region, and operates through seven local divisions: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, CFS Bank, First Savings Bank of New Jersey, and Ironbound Bank. New York Commercial Bank is a New York State-chartered commercial bank with 12 branches serving Long Island and the borough of Brooklyn. Additional information about New York Community Bancorp, Inc. and its bank subsidiaries is available at www.myNYCB.com.


     CONTACT: New York Community Bancorp, Inc.
              Ilene A. Angarola, 516-683-4420
              First Senior Vice President
              Investor Relations